Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results, Including Record First Quarter Revenue, Adjusted EBITDA(1) and Net Income, and Revises Upwards 2021 Financial Guidance Ranges

•	Revenue increased 12.0% to $315.3 million in the first quarter of 2021 from $281.6 million in the first quarter of 2020
•	Adjusted EBITDA(1) increased 123.4% to $45.5 million in the first quarter of 2021 from $20.4 million in the first quarter of 2020; Adjusting for $6.2 million of grants received under the CARES Act Provider Relief Fund during the quarter, Adjusted EBITDA(1) was $39.3 million during the first quarter of 2021 (an increase of 92.8% from the first quarter of 2020)
•	Diluted Net Income per share was $0.18 in the first quarter of 2021 as compared with diluted net loss per share of $(0.33) from the prior year’s first quarter; Adjusting for extraordinary items impacting Net Income in the quarter, including grants under the Cares Act, the financial impact of our cash flow hedge and one-time COVID-19-related retention bonuses paid to team members and physicians, diluted Adjusted Earnings Per Share(3) was $0.04 during the first quarter of 2021
•	Aggregate procedural volumes increased 8.4%; Same-center procedural volumes increased 5.0% compared to the first quarter of 2020
•	Subsequent to quarter end, RadNet received FDA clearance for its DeepHealth AI mammography triage software and completed a refinancing transaction of its senior credit facilities
•	RadNet revises full-year 2021 guidance levels to increase Revenue, Adjusted EBITDA(1) and Free Cash Flow ranges

LOS ANGELES, California, May 10, 2021 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 346 owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2021.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Despite some disruptive winter weather conditions in February on the east coast, we produced record first quarter results. Our Revenue, Adjusted EBITDA(1) and Net Income performance was stronger than any other first quarter in our company’s history. Revenue increased 12% and Adjusted EBITDA(1) more than doubled from last year’s first quarter. Furthermore, even after adjusting for the impact of a variety of extraordinary items in the quarter such as stimulus money we received, a substantial valuation gain on our interest rate swaps and one-time COVID-19-related retention bonuses paid to team members and physicians, we had record first quarter earnings per share in a quarter that is typically our most challenging seasonal quarter.”

Dr. Berger continued, “Our performance was the result of the combination of cost savings measures that we instituted during the COVID-19 period, certain investments we made (particularly in 3D mammography) and the return to more normalized procedural volumes as the states in which we operate began to loosen COVID-19 restrictions. COVID-19 has also been a catalyst for tuck-in acquisitions. In February and March, we completed ten center acquisitions on the east coast, which we expect to contribute to the performance of the remaining quarters of this year.”

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“Given the positive trends we are experiencing in our business and the strong financial performance of the first quarter, we have elected to revise our guidance levels upwards in anticipation of financial results that we project to exceed our original expectations. We have increased 2021 guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow. We also reduced our Cash Interest Expense guidance range to reflect the lower interest cost from our recently completed refinancing transaction,” added Dr. Berger.

Dr. Berger continued, “On April 19th, we announced that we received FDA clearance for our DeepHealth AI mammography triage software, Saige-QTM, which is a worklist prioritization tool that enables radiologists to more effectively manage their mammography cases with the use of artificial intelligence. The software identifies suspicious screening exams that may need prioritized attention, allowing radiologists to optimize their workflow for efficiency and accuracy. We are at the beginning stages of deploying this technology across our various markets and expect that most of our breast imagers will have the benefit of this AI before year end. We expect RadNet will benefit from productivity enhancements, while providing our patients and payors with more accurate interpretations, fewer unnecessary patient call-backs and the possibility of detecting breast disease one to two years earlier than otherwise possible.”

“Lastly, in April, we completed a successful refinancing transaction of our senior term loan and revolving credit facility. Based upon our current and anticipated future leverage ratio, we anticipate an annual interest cost savings of up to $6 million, and we have secured significantly increased financial and operating flexibility to grow our business and execute our business plan,” added Dr. Berger.

Financial Results

For the first quarter of 2021, RadNet reported Revenue of $315.3 million, Adjusted EBITDA(1) of $45.5 million and Net Income of $9.5 million. Revenue increased $33.8 million (or 12.0%), Adjusted EBITDA(1) increased $25.1 million (or 123.4%) and Net Income increased $25.8 million over the first quarter of 2020. Per share Net Income for the first quarter was $0.18, compared to a per share Net Loss of $(0.33) in the first quarter of 2020, based upon a weighted average number of diluted shares outstanding of 52.8 million shares in 2021 and 50.3 million shares in 2020.

There were a number of extraordinary items impacting the first quarter including $6.2 million of grants received under the CARES Act Provider Relief Fund, $10.0 million net gain related to cash flow hedges and $6.8 million of COVID-19-related retention bonuses paid to team members and physicians. Adjusted to remove the CARES Act stimulus money received, Adjusted EBITDA(1) was $39.3 million during the first quarter of 2021 (an increase of 92.8% from the first quarter of 2020). Adjusting for all of the above extraordinary items, Adjusted Earnings(3) was $2.3 million and diluted Adjusted Earnings Per Share(3) was $0.04 during the first quarter of 2021.

In addition to the extraordinary items mentioned above, affecting Net Income in the first quarter of 2021 were certain non-cash expenses and non-recurring items including: $8.2 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $285,000 of severance paid in connection with headcount reductions related to cost savings initiatives; and $1.1 million of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2021, as compared to the prior year’s first quarter, MRI volume increased 6.9%, CT volume increased 9.5% and PET/CT volume increased 2.5%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.4% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2021 and 2020, MRI volume increased 2.5%, CT volume increased 4.4% and PET/CT volume increased 2.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.0% over the prior year’s same quarter.

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2021 Revised Guidance

RadNet amends its previously announced guidance levels as follows:

	Original Guidance Range	Revised Guidance Range
Total Net Revenue	$1,250 million - $1,300 million	$1,275 million - $1,325 million
Adjusted EBITDA(1)	$180 million - $190 million	$187 million - $197 million
Capital Expenditures(a)	$70 million - $75 million	$72 million - $77 million
Cash Interest Expense	$39 million - $44 million	$35 million - $40 million
Free Cash Flow (b)(2)	$60 million - $70 million	$70 million - $80 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.

Dr. Berger highlighted, “We have increased our guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow (2). Additionally, with the lower interest cost as a result of our recent refinancing transaction, we have decreased our Cash Interest Expense guidance range.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2021 results on Monday, May 10th, 2021 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, May 10, 2021

Time: 10:30 a.m. Eastern Time

Dial In-Number: 800-437-2398

International Dial-In Number: 929-477-0577

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=144796 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 2257200.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 346 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Arizona. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

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Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

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Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$31,091	$102,018
Accounts receivable	146,665	129,585
Due from affiliates	7,521	5,836
Prepaid expenses and other current assets	37,720	32,985
Total current assets	222,997	270,424

PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	412,711	399,335
Operating lease right-of-use assets	529,563	483,661
Total property, equipment and right-of-use assets	942,274	882,996

OTHER ASSETS
Goodwill	502,566	472,879
Other intangible assets	52,198	52,393
Deferred financing costs	1,590	1,767
Investment in joint ventures	36,813	34,528
Deferred tax assets, net of current portion	31,554	34,687
Deposits and other	38,794	36,983
Total assets	$1,828,786	$1,786,657

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$231,700	$236,684
Due to affiliates	18,133	14,010
Deferred revenue	40,648	39,257
Current finance lease liability	2,080	2,578
Current operating lease liability	69,890	65,794
Current portion of notes payable	40,166	39,791
Total current liabilities	402,617	398,114

LONG-TERM LIABILITIES
Long-term finance lease liability	414	743
Long-term operating lease liability	504,474	463,096
Notes payable, net of current portion	602,684	612,913
Other non-current liabilities	37,239	53,488
Total liabilities	1,547,428	1,528,354

EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 51,640,537 and 52,340,856 shares issued and outstanding at December 31, 2020 and March 31, 2021, respectively	5	5
Additional paid-in-capital	316,032	307,788
Accumulated other comprehensive loss	(23,138)	(24,051)
Accumulated deficit	(108,541)	(117,999)
Total RadNet, Inc.'s stockholders' equity	184,358	165,743
Noncontrolling interests	97,000	92,560
Total equity	281,358	258,303
Total liabilities and equity	$1,828,786	$1,786,657

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUE
Service fee revenue	$279,577	$248,333
Revenue under capitation arrangements	35,742	33,231
Total service revenue	315,319	281,564
Provider relief funding	6,248	–

OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	282,280	267,417
Depreciation and amortization	22,656	21,934
(Gain) loss on sale and disposal of equipment and other	(1,307)	771
Severance costs	285	218
Total operating expenses	303,914	290,340
INCOME (LOSS) FROM OPERATIONS	17,653	(8,776)

OTHER INCOME AND EXPENSES
Interest expense	12,826	11,552
Equity in earnings of joint ventures	(2,285)	(1,955)
Non-cash change in fair value of interest rate hedge	(11,245)	–
Other expenses	206	6
Total other (income) expenses	(498)	9,603
INCOME (LOSS) BEFORE INCOME TAXES	18,151	(18,379)
(Provision for) benefit from income taxes	(4,376)	4,381
NET INCOME (LOSS)	13,775	(13,998)
Net income attributable to noncontrolling interests	4,317	2,360
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$9,458	$(16,358)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.18	$(0.33)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.18	$(0.33)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	51,951,506	50,294,329
Diluted	52,828,941	50,294,329

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$13,775	$(13,998)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,656	21,934
Amortization of operating lease assets	17,863	17,259
Equity in earnings of joint ventures	(2,285)	(1,955)
Amortization deferred financing costs and loan discount	1,147	1,081
(Gain) loss on sale and disposal of equipment	(1,307)	771
Amortization of cash flow hedge	925	–
Non-cash change in fair value of interest rate hedge	(11,245)	–
Stock-based compensation	8,248	6,622
Change in fair value of contingent consideration	200	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(17,493)	10,504
Other current assets	(4,308)	5,164
Other assets	(3,507)	677
Deferred taxes	3,133	(11,413)
Operating leases	(18,291)	(17,345)
Deferred revenue	1,416	28
Accounts payable, accrued expenses and other	17,157	21,584
Net cash provided by operating activities	28,084	40,913
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(57,075)	(4,300)
Purchase of property and equipment	(30,424)	(51,538)
Proceeds from sale of equipment	151	779
Net cash used in investing activities	(87,348)	(55,059)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(827)	(914)
Payments on Term Loan Debt	(10,824)	(10,824)
Proceeds from revolving credit facility	87,100	215,900
Payments on revolving credit facility	(87,100)	(135,900)
Net cash (used in) provided by financing activities	(11,651)	68,262
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(12)	1
NET INCREASE IN CASH AND CASH EQUIVALENTS	(70,927)	54,117
CASH AND CASH EQUIVALENTS, beginning of period	102,018	40,165
CASH AND CASH EQUIVALENTS, end of period	$31,091	$94,282

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$8,267	$9,934

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended March 31,
	2021	2020

Net income (loss) attributable to RadNet, Inc. common stockholders	$9,458	$(16,358)
Provision for (benefit from) income taxes	4,376	(4,381)
Interest expense	12,826	11,552
Severance costs	285	218
Depreciation and amortization	22,656	21,934
Non-cash employee stock-based compensation	8,248	6,622
(Gain) loss on sale and disposal of equipment and other	(1,307)	771
Non-cash change in fair value of interest rate hedge	(11,245)	–
Other expenses	206	6
Adjusted EBITDA(1)	$45,503	$20,364

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PAYOR CLASS BREAKDOWN

First Quarter
2021

Commercial Insurance	59.3%
Medicare	20.2%
Capitation	11.3%
Medicaid	2.7%
Workers Compensation/Personal Injury	3.3%
Other	3.3%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	First Quarter	Full Year	Full Year	Full Year
	2021	2020	2019	2018

MRI	35.1%	35.4%	35.8%	35.2%
CT	17.4%	17.6%	16.9%	16.5%
PET/CT	5.7%	6.0%	5.6%	5.7%
X-ray	6.9%	7.3%	8.1%	8.4%
Ultrasound	12.9%	12.3%	12.4%	12.2%
Mammography	16.6%	15.7%	15.2%	15.8%
Nuclear Medicine	1.1%	1.0%	1.0%	1.1%
Other	4.3%	4.7%	4.9%	5.1%
Total	100.0%	100.0%	100.0%	100.0%

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNIGNS PER SHARE(3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

Three Months Ended
March 31,
2021

NET INCOME ATRRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$9,458

Subtract provider relief funding	(6,248)
Subtract non-cash net gain from cash flow hedges (i)	(10,000)
Add COVID-19-related retention bonuses	6,839
Total adjustments	(9,409)

Subtract tax impact of adjustments (ii)	2,258
Tax effected impact of adjustments	(7,151)

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	(7,151)

ADJUSTED NET INCOME ATRRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	2,307

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	52,828,941

ADJUSTED DILUTED NET INCOME PER SHARE ATRRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.04

(i) Impact is the combination of (a) the change in fair value of the hedges during the quarter and (b) the amortization of the accumulation of the changes in fair value from Other Comprehensive Income that existed prior to the hedges becoming ineffective.

(ii) Tax effected using 24.0% blended federal and state effective tax rate.

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